                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          SEACHANGE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             The Board of Directors of SeaChange International, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
                                                                        --------
     (2) Aggregate number of securities to which transaction applies:
                                                                        --------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                        --------
     (4) Proposed maximum aggregate value of transaction:
                                                         -----------------------
     (5) Total fee paid:
                        --------------------------------------------------------

[_]  Fee paid previously with preliminary materials:
                                                    ----------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                                      --------------------------
     (3) Filing Party:
                      ----------------------------------------------------------
     (4) Date Filed:
                    ------------------------------------------------------------

                         SEACHANGE INTERNATIONAL, INC.
                               124 Acton Street
                         Maynard, Massachusetts 01754

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 17, 2002

   The Annual Meeting of Stockholders of SeaChange International, Inc. will be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, on Wednesday, July 17, 2002 at 10:00 a.m., local time, to consider and act upon each of the following matters:

    1. To elect one (1) member to the Board of Directors, to serve for a three-year term as a Class III Director.

    2. To approve the amendment of SeaChange's Second Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares available for grant pursuant to the plan by 250,000 shares to 700,000 shares in the aggregate.

    3. To transact such other business as may properly come before the meeting and any adjournments thereof.

   Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 22, 2002, the record date fixed by the Board of Directors for such purpose.

                                By Order of the Board of Directors



                                William L. Fiedler
                                Chief Financial Officer, Secretary, Treasurer
                                  and Vice President, Finance and Administration

Maynard, Massachusetts
May 31, 2002

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED FORM FOR INSTRUCTIONS.

                         SEACHANGE INTERNATIONAL, INC.
                               124 Acton Street
                         Maynard, Massachusetts 01754

                               -----------------

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 17, 2002

                               -----------------

                                 May 31, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SeaChange International, Inc. for use at the Annual Meeting of Stockholders to be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110 on Wednesday, July 17, 2002 at 10:00 a.m. and at any adjournments thereof. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by either:

  . delivering written revocation or a later dated proxy to the Secretary of SeaChange;

  .   entering a new vote by internet or telephone; or

  .   attending the Annual Meeting and voting in person.

   SeaChange's Annual Report containing financial statements for the fiscal year ended January 31, 2002 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about June 10, 2002.

   Only stockholders of record as of the close of business on May 22, 2002, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of May 22, 2002, there were an aggregate of 26,551,823 shares of common stock, par value $.01 per share, of SeaChange outstanding and entitled to vote. Each share is entitled to one vote.

   The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

   Your vote is very important to SeaChange. Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. Where you have specified a choice on the accompanying proxy card with respect to the proposal, your shares will be voted in accordance with your specifications. If you sign the proxy card but do not make specific choices, your shares will be voted in favor of the proposals. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. The persons named as proxies, William C. Styslinger, III and William L. Fiedler, were selected by the Board of Directors and are officers of SeaChange. At present, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

   If you happen to receive more than one proxy card, this means that you have more than one account at the transfer agent and/or with a broker. Please sign and return all proxy cards to be sure that all of your shares are voted.

   If you are the "registered holder" of the shares (the shares are held in your name), you can choose to vote by telephone or electronically by following the instructions on the enclosed proxy card.

   If your shares are held by your broker in "street name", you may still be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

   If you plan to attend the Annual Meeting and vote in person, SeaChange will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 22, 2002, the record date for voting.

   Election of Director. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The one (1) nominee receiving the highest number of affirmative votes of the shares present or represented and voting on the election of a director at the Annual Meeting will be elected as a Class III Director for a three-year term. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee will not be counted toward such nominee's achievement of a plurality.

   Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions, as well as broker "non-votes" are not considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                                  PROPOSAL I

                             ELECTION OF DIRECTOR

   Pursuant to SeaChange's Amended and Restated By-Laws, as amended, the Board of Directors of SeaChange is divided into three classes. There is one director currently serving in each of Class I and Class III, and two directors serving in Class II. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The Class III Director's term will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, William C. Styslinger, III was the Class I Director; Martin R. Hoffmann and Thomas F. Olson were the Class II Directors; and Carmine Vona was the Class III Director. The nominee for the Class III Director is Carmine Vona who is currently serving as the Class III Director of SeaChange. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for his election. The Board of Directors knows of no reason why the nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person or persons, or for fixing the number of directors at a lesser number.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE "FOR" THE NOMINEE LISTED BELOW

   The following table sets forth, for the nominee to be elected at the meeting and for each director whose term of office will extend beyond the meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with SeaChange, the year each nominee's or director's term will expire and the class of director of each nominee or director.

     Nominee's or Director's
          Name and Year
       Nominee or Director                                             Year Term  Class of
      First Became Director                Position(s) Held           Will Expire Director
      ---------------------                ----------------           ----------- --------
Nominee:
Carmine Vona (1995).............. Director                               2005(1)    III
Continuing Directors:
Martin R. Hoffmann (1995)........ Director                               2004       II
Thomas F. Olson (2001)........... Director                               2004       II
William C. Styslinger, III (1993) President, Chief Executive Officer,
                                  Chairman of the Board and Director     2003        I

--------
(1) Assumes election of the Class III Director at the Annual Meeting.

Board of Directors' Meetings and Committees

   The Board of Directors of SeaChange held nine (9) meetings during the fiscal year ended January 31, 2002. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he then served held during fiscal year 2002.

   SeaChange has a standing Compensation and Option Committee and an Audit Committee. The Compensation and Option Committee, of which Messrs. Hoffmann, Vona and Olson are members, determines the compensation, including stock options, of SeaChange's management and key employees and administers and makes recommendations concerning SeaChange's stock option plans. The Compensation and Option Committee held three (3) meetings and acted by unanimous written consent eleven (11) times during fiscal year 2002. The Audit Committee of which Messrs. Hoffmann, Vona and Olson are members, oversees financial results and internal controls of SeaChange, including matters relating to the appointment and activities of SeaChange's independent accountants. The Audit Committee held six
(6) meetings during fiscal year 2002.

                         Report of the Audit Committee

   The Audit Committee currently consists of Messrs. Hoffmann, Olson and Vona.

   The functions of the Audit Committee are focused on the following areas:

  .   the soundness of SeaChange's internal controls;

  . the reliability and integrity of SeaChange's accounting and financial reporting practices;

  .   the quality and integrity of SeaChange's financial reports;

  . SeaChange's compliance with legal and regulatory requirements and internal policies; and

  .   the independence and performance of SeaChange's independent auditors.

   The Audit Committee meets with management periodically to consider the adequacy of SeaChange's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with SeaChange's independent auditors and with appropriate company financial personnel.

   The Audit Committee regularly meets privately with the independent auditors. The independent auditors have unrestricted access to the Audit Committee.

   The Audit Committee met six (6) times during fiscal year 2002.

   The Audit Committee also recommends to the Board of Directors the appointment of the independent auditors and reviews periodically their performance and independence from management.

   In addition, the Audit Committee reviews the financing plans of SeaChange and reports recommendations to the full Board of Directors for approval and to authorize action.

   The Directors who serve on the Audit Committee are all "Independent" for purposes of Section 4200(a)(14) of the National Association of Securities Dealers' listing standards. That is, the Board of Directors has determined that none of the members of the Audit Committee has a relationship to SeaChange that may interfere with his independence from SeaChange and its management.

   The Board of Directors has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of this charter has been filed with the SEC with SeaChange's proxy statement for its 2001 annual meeting.

   Management has primary responsibility for SeaChange's consolidated financial statements and the overall reporting process, including SeaChange's system of internal controls.

   The independent auditors audit the annual consolidated financial statements prepared by management, express an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of SeaChange in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues the independent auditors believe should be raised with SeaChange.

   For fiscal year 2002, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and PricewaterhouseCoopers LLP, the company's independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

   The Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). These items relate to PricewaterhouseCoopers LLP's independence from SeaChange. The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2002. The Audit Committee also recommended that PricewaterhouseCoopers LLP be retained as SeaChange's independent accountants for the 2003 fiscal year.

                      RESPECTFULLY SUBMITTED BY THE AUDIT
                      COMMITTEE OF THE BOARD OF DIRECTORS

                            Carmine Vona, Chairman
                              Martin R. Hoffmann
                                Thomas F. Olson

Occupations of Directors and Executive Officers

   The following table sets forth for the Class I Director, each Class II Director, the Class III Director and the executive officers of SeaChange, their ages and the positions currently held by each such person with SeaChange:

           Name            Age                             Position
           ----            ---                             --------
William C. Styslinger, III 56  President, Chief Executive Officer, Chairman of the Board and
                               Director
William L. Fiedler........ 57  Chief Financial Officer, Treasurer, Secretary and Vice President,
                               Finance and Administration
Scott Blais............... 43  Vice President, Customer Services
Branko J. Gerovac......... 51  Vice President, Research
Ira Goldfarb.............. 44  Vice President, Worldwide Sales
Bruce E. Mann............. 53  Vice President, Network Storage Engineering
Martin R. Hoffmann (1)(2). 70  Director
Thomas F. Olson (1)(2).... 53  Director
Carmine Vona (1)(2)....... 64  Director

--------
(1) Member of Compensation and Option Committee.
(2) Member of Audit Committee.

Nominee for Election at the Annual Meeting

   Carmine Vona has served as a Director of SeaChange since January 1995. Mr. Vona has been President and Chief Executive Officer of Vona Information Systems, Inc., a consulting firm, since June 1996. He is also a member of the board of directors of E-LAB, an Italian company wholly owned by Banca INTESABCI, an Italian bank. Since January 2002, Mr. Vona has also assumed the position of Chairman and Chief Executive Officer of Metrosoft, Inc., a New Jersey based company specializing in providing software products to the mutual funds industry. From November 1969 to June 1996, Mr. Vona was Executive Vice President and Senior Managing Director for worldwide technology at Bankers Trust Co. From August 1986 to June 1996 Mr. Vona was Chairman of BT-FSIS, a software development company and a wholly owned subsidiary of Bankers Trust Co.

Directors Whose Terms Extend Beyond The Meeting

   William C. Styslinger, III, a founder of SeaChange, has served as the President, Chief Executive Officer and a Director since the inception of SeaChange in July 1993 and as Chairman of the Board since January 1995. Prior to forming SeaChange in 1993, Mr. Styslinger was employed at Digital Equipment Corporation since March 1978, most recently as manager of the Cable Television Business Unit from October 1991 to May 1993. Mr. Styslinger is a member of the Board of Directors of Omtool, Inc., a provider of enterprise client/server facsimile software solutions.

   Martin R. Hoffmann has served as a Director of SeaChange since January 1995. Mr. Hoffmann currently engages in consulting activities and is pursuing pro bono opportunities. Mr. Hoffmann served as Of Counsel to the Washington D.C. office of Skadden, Arps, Slate, Meagher & Flom LLP from January 1996 until July 2000. From April 1995 to January 1996, Mr. Hoffmann maintained a law practice and business consulting practice. He was a Visiting Senior Fellow at the Center for Policy, Industry and Industrial Development at Massachusetts Institute of Technology from May 1993 to April 1995, prior to which, from April 1989, he served as Vice President and General Counsel for Digital Equipment Corporation. Mr. Hoffmann is a member of the boards of directors of Castle Energy Corporation, an oil and gas exploration and production company, and Mitretek Systems, a non-profit technology and services company.

   Thomas F. Olson has served as a Director of SeaChange since May 2001. Mr. Olson has been Chief Executive Officer of National Cable Communications, a company specializing in cable television advertising time sales, since January 1999. From January 1995 to May 1998, Mr. Olson was Managing Partner of National Cable Communications and Chief Executive Officer of Katz Media Group, a radio, broadcast television and cable television national sales representation firm. Mr. Olson was with Katz Media Group for 23 years.

Executive Officers

   Scott Blais has served as Vice President, Customer Services since October 1998. Prior to joining SeaChange, Mr. Blais spent three years holding various positions including Vice President and General Manager at Adra Systems, Inc., a software company. Prior to that, Mr. Blais held the position of Director of Customer Services and Quality Assurance for Keyfile Corporation, a software company.

   William L. Fiedler has served as Chief Financial Officer, Treasurer and Vice President, Finance and Administration since September 1998 and as Secretary since May 2000. Prior to joining SeaChange, Mr. Fiedler served from July 1984 to June 1998 as the Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration of Matrix One, Inc., a developer of product data management systems. Prior to that, Mr. Fiedler served as the Chief Financial Officer of Hendrix Electronics Inc., a developer of text processing and graphics publishing systems, and had also held controllership positions at Bose Corporation and GTE Sylvania.

   Branko J. Gerovac has served as Vice President, Research since joining SeaChange in February 1999. Prior to that, Mr. Gerovac served from 1994 to 1999 as an Associate Director of Research at the Massachusetts Institute of Technology. Mr. Gerovac was previously employed from 1981 to 1994 by Digital Equipment Corporation as a consulting engineer.

   Ira Goldfarb has served as Vice President, Worldwide Sales since January 1998. Prior to that, Mr. Goldfarb served as Vice President, U.S. Systems Sales from August 1997 to January 1998, as Vice President, Eastern Region from January 1997 to August 1997, and as Vice President, Central Region, from August 1994 to January 1997. Prior to joining SeaChange, Mr. Goldfarb held several sales management positions at Digital Equipment Corporation from September 1983 to July 1994.

   Bruce E. Mann joined SeaChange in September 1994 as Vice President, Network Storage Engineering. Mr. Mann is also President of SeaChange Systems, Inc., a subsidiary of SeaChange which develops and manufactures video server-based products. Prior to joining SeaChange, Mr. Mann served as Director of Engineering at Ungermann-Bass, Inc., a subsidiary of Tandem Computers Inc., from March 1993 to September 1994. Prior to that, from September 1976 to March 1993, Mr. Mann was an engineer at Digital Equipment Corporation, most recently as Senior Consulting Engineer.

   Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of SeaChange.

Certain Relationships and Related Transactions

   SeaChange has adopted a policy that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of SeaChange common stock as of May 22, 2002 by:

  . each person or entity who is known by SeaChange to beneficially own more than 5% of the common stock of SeaChange;

  .   each of the directors and named executive officers of SeaChange; and

  .   all of the directors and executive officers of SeaChange as a group.

   Except as indicated below, none of these entities has a relationship with SeaChange. Unless otherwise indicated, the address of each person or entity named in the table is c/o SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts 01754, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

   The number and percentage of shares beneficially owned is determined in accordance with the rules of the Securities and Exchange Commission, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying options or warrants that are exercisable by that person within 60 days of May 22, 2002. However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage of beneficial ownership is based on 26,551,823 shares of SeaChange's common stock outstanding as of May 22, 2002.

                                                                Amount and Percent of
                                                                Nature of    Common
                                                                Beneficial    Stock
          Name                                                  Ownership  Outstanding
          ----                                                  ---------- -----------
William C. Styslinger, III(1).................................. 2,067,234      7.8%
William L. Fiedler(2)..........................................    85,373        *
Scott Blais(3).................................................    25,568        *
Branko J. Gerovac(4)...........................................    54,859        *
Ira Goldfarb(5)................................................   111,928        *
Martin R. Hoffmann(6)..........................................   173,358        *
Bruce E. Mann(7)...............................................   364,641      1.4%
Thomas F. Olson(8).............................................     2,687        *
Carmine Vona(9)................................................    35,279        *
Credit Suisse Asset Management, LLC(10)
  466 Lexington Avenue
  New York, New York 10017..................................... 1,255,555      4.7%
All executive officers and directors as a group (9 persons)(11) 2,920,927     10.9%

--------
*  Less than 1%
(1) Includes 215,000 shares of common stock owned by Merrill Lynch, Trustee f/b/o William C. Styslinger, III, IRA. Excludes (i) 96,429 shares of common stock owned by Thomas and Emily Franeta as Trustees of The Styslinger Family Trust; (ii) 10,417 shares of common stock held by Thomas Franeta as Custodian for Kimberly J. Styslinger; and (iii) 75,000 shares of common stock owned by his wife, Joyce Styslinger. Mr. Styslinger disclaims beneficial ownership of the shares held by The Styslinger Family Trust, by Thomas Franeta as Custodian for Kimberly J. Styslinger and by his wife, Joyce Styslinger. Includes 45,600 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 22, 2002.

(2) Includes 85,373 shares of common stock issuable pursuant to outstanding options that may be exercised within 60 days of May 22, 2002.
(3) Includes 25,568 shares of common stock issuable pursuant to outstanding options that may be exercised within 60 days of May 22, 2002.
(4) Includes 49,371 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 22, 2002.
(5) Includes 35,293 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 22, 2002.
(6) Includes 18,456 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 22, 2002.
(7) Includes (i) 44,591 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 22, 2002. Excludes an aggregate of 23,824 shares of common stock held by Mr. Mann's three children. Mr. Mann disclaims beneficial ownership of those shares held by his children.
(8) Includes 2,687 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 22, 2002.
(9) Includes 18,454 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 22, 2002.
(10) Based on Amendment No. 1 on Schedule 13G filed with the Securities and Exchange Commission on February 7, 2002.
(11) Includes 325,393 shares of common stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 22, 2002.

                            EXECUTIVE COMPENSATION

   The following table sets forth summary information concerning the compensation SeaChange paid for services rendered during the fiscal year ended January 31, 2002, the fiscal year ended January 31, 2001, the one-month period ended January 31, 2000, and the preceding fiscal year ended December 31, 1999, by its chief executive officer and each of its four other most highly compensated executive officers who served as of January 31, 2002. This presentation reflects the change on April 14, 2000 in SeaChange's fiscal year-end from December 31 to January 31.

                          SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                                                           Compensation(2)
                                                   Annual Conpensation(1)      Awards
                                                   ----------------------- ---------------
                                                                             Securities
                                                                             Underlying
           Name and Principal Position             Period  Salary   Bonus    Options(#)
           ---------------------------             ------ -------- ------- ---------------
William C. Styslinger, III........................  2002  $231,260 $80,000     55,000
 President and Chief Executive Officer              2001   217,372      --     41,000
                                                    2000    15,545      --         --
                                                    1999   184,108      --     30,000
William L. Fiedler................................  2002  $208,608 $ 7,545     15,000
 Chief Financial Officer, Secretary, Treasurer and  2001   194,258  22,862     32,400
   Vice President, Finance and Administration       2000    15,750   7,291         --
                                                    1999   179,398  20,000     15,000
Branko J. Gerovac.................................  2002  $151,673 $ 5,030         --
 Vice President, Research                           2001   144,450      --         --
                                                    2000    11,250  17,712         --
                                                    1999    35,000      --         --
Ira Goldfarb......................................  2002  $348,177      --         --
 Vice President, Worldwide Sales                    2001   298,510      --     32,400
                                                    2000    10,417      --         --
                                                    1999   232,373      --      7,500
Bruce E. Mann.....................................  2002  $202,350 $ 7,545         --
 Vice President, Network Storage Engineering        2001   188,858  30,329     78,000
                                                    2000    15,580      --         --
                                                    1999   173,852  15,739      7,500

--------
(1) The compensation described in this table does not include medical and group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of SeaChange and certain perquisites and other personal benefits, securities or property received by the Named Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary disclosed in this table.
(2) Represents stock options granted under SeaChange's Amended and Restated 1995 Stock Option Plan. SeaChange did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years, 2002, 2001 and 1999 or the one month ended January 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information as to stock options granted to each of SeaChange's named executive officers during the fiscal year ended January 31, 2002 under SeaChange's Amended and Restated 1995 Stock Option Plan. All options listed below were granted under SeaChange's Amended and Restated 1995 Stock Option Plan and vest 20% on the first anniversary of the date of grant and 5% each quarter thereafter.

   The percentage of total options granted to SeaChange employees in the fiscal year ended January 31, 2002 is based on options granted during that period to purchase an aggregate of 529,042 shares.

   Amounts that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect SeaChange's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of exercise and the future performance of the common stock. However, the rates of appreciation assumed in this table may not be realized or the amounts reflected may not be received by the individuals.

                                                                                  Potential Realizable Value At
                                    No. of    Percent of                          Assumed Annual Rates of
                                  Securities Total Options Exercise or            Stock Price Appreciation for
                                  Underlying  Granted to   Base Price                 Option Term
                                   Options     Employees       Per     Expiration -----------------------------
       Name                        Granted      In Year       Share       Date       5%            10%
       ----                       ---------- ------------- ----------- ----------   --------      ----------
William C. Styslinger, III.......   55,000       10.40%      $18.75     4/20/11   $649,688      $1,639,688
William L. Fiedler...............   15,000        2.84%      $18.75     4/20/11   $177,188      $  447,188
Branko J. Gerovac................        0           0%         N/A         N/A        N/A             N/A
Ira Goldfarb.....................        0           0%         N/A         N/A        N/A             N/A
Bruce E. Mann....................        0           0%         N/A         N/A        N/A             N/A

Option Exercises and Fiscal Year-End Option Values

   The following table sets forth as of January 31, 2002 information with respect to options to purchase common stock granted under SeaChange's Amended and Restated 1995 Stock Option Plan to its named executive officers.

   The value of unexercised in-the-money options as of January 31, 2002 is based on the difference between the option exercise price and the fair market value of SeaChange's common stock at January 31, 2002, the company's fiscal year-end ($28.450 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                   Number of Securities
                             Shares               Underlying Unexercised      Value of Unexercised In-the-
                            Acquired    Value   Options at January 31, 2002 Money Options at January 31, 2002
           Name            on Exercise Realized  Exercisable/Unexercisable      Exercisable/Unexercisable
           ----            ----------- -------- --------------------------- ---------------------------------
William C. Styslinger, III    6,000    $ 34,400        39,599/94,401           $  506,977.39/$  883,910.66
William L. Fiedler........   10,000    $249,900        72,011/76,134           $1,492,913.45/$1,117,374.30
Branko J. Gerovac.........        0         N/A        38,223/73,277           $  534,032.60/$  627,778.40
Ira Goldfarb..............        0         N/A        30,375/31,570           $  424,141.50/$  215,521.25
Bruce E. Mann.............        0         N/A        36,019/63,471           $  334,893.62/$  332,518.53

Equity Compensation Plan Information

   The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of SeaChange's existing equity compensation plans as of January 31, 2002, including the Amended and Restated 1995 Stock Option Plan, the 1996 Non-Employee Director Stock Option Plan and the Second Amended and Restated 1996 Employee Stock Purchase Plan. SeaChange's stockholders have approved all of the equity compensation plans maintained by SeaChange and SeaChange has no equity compensation plans that have not been approved by its stockholders. The numbers reflected in the table below do not include the proposed increase in the number of shares available pursuant to the Second Amended and Restated 1996 Employee Stock Purchase Plan, as the increase is contingent on stockholder approval at the Annual Meeting.

                                                                                                Number of securities
                                                                                               remaining available for
                                                                                                future issuance under
                                         Number of securities                                    equity compensation
                                      to be issued upon exercise   Weighted-average exercise      plans (excluding
                                       of outstanding options,   price of outstanding options, securities reflected in
            Plan category                warrants and rights          warrants and rights           columns (a))
            -------------             -------------------------- ----------------------------- -----------------------
                                                 (a)                          (b)                        (c)
Equity compensation plans approved by
  security holders...................         3,409,508                     $19.27                    4,630,285

                   Compensation and Option Committee Report

To SeaChange Stockholders:

   SeaChange's executive compensation program is administered by the Compensation and Option Committee of the Board of Directors, which is comprised entirely of non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation and Option Committee is responsible for reviewing and administering the company's stock ownership plans and reviewing and approving compensation for the executive officers of SeaChange.

   SeaChange's executive compensation program is designed to provide levels of compensation that assist the company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the executive officers and other employees of SeaChange with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and long-term incentive awards in the form of stock option grants. The compensation program is also comprised of various benefits, including medical and insurance plans, and the 1996 Employee Stock Purchase Plan and 401(k) profit sharing plan, which plans are generally available to all employees of SeaChange.

  Base Salary

   Base salary compensation levels for each of the executive officers of SeaChange, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation and Option Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at comparable companies. In setting compensation levels, the Compensation and Option Committee generally takes into account such factors as:

  . the company's past operating and financial performance and future expectations;

  .   individual performance and experience; and

  .   past salary levels.

   The Compensation and Option Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the long-term goals and strategies of SeaChange.

  Incentive Compensation

   For fiscal year 2002, SeaChange awarded a bonus in the aggregate amount of $100,120 to its executive officers. These bonus payments were made in recognition of the executive officers' contributions to fiscal year 2002 company performance.

  Stock Options

   Stock options are the principal vehicle used by SeaChange to provide long-term incentive-based compensation to improve its operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. SeaChange's stock option plans are administered by the Compensation and Option Committee. To date, the Compensation and Option Committee has not granted stock options at less than fair market value.

   Stock options are granted from time to time to eligible employees based upon SeaChange's overall financial performance and their contribution thereto. Stock options are designed to align the interests of SeaChange's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the company, the price of the common stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with SeaChange. SeaChange periodically grants new options to provide continuing incentives for future performance.

   During the fiscal year ended January 31, 2002, options to purchase an aggregate of 70,000 shares of common stock were granted to the executive officers of SeaChange, including the Chief Executive Officer. Such grants were made in recognition of the executive officers' contributions to fiscal year 2002 company performance and as an incentive for future performance.

  Other Benefits

   SeaChange also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. SeaChange offers a stock purchase plan, under which employees may purchase common stock at a discount, and a 401(k) profit sharing plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. SeaChange also maintains medical, disability and life insurance plans and other benefit plans for its employees.

  Tax Deductibility of Executive Compensation

   In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), SeaChange cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation and Option Committee has considered the limitations on deductions imposed by
Section 162(m) of the Code, and it is the Compensation and Option Committee's present intention that, for so long as it is consistent with its overall compensation objective, executive compensation shall be structured to minimize application of the deduction limitations of Section 162(m) of the Code.

                    THE COMPENSATION AND OPTION COMMITTEE:

                         Martin R. Hoffmann, Chairman
                                Thomas F. Olson
                                 Carmine Vona

Compensation Committee Interlocks and Insider Participation

   The Compensation and Option Committee consists of Messrs. Hoffmann, Olson and Vona. No person who served as a member of the Compensation and Option Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of SeaChange.

Compensation of Directors

   During the fiscal year ended January 31, 2002, directors who were employees of SeaChange received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. In fiscal year 2002, SeaChange paid directors who are not employees of the company a fee of $1,000 for each meeting of the Board of Directors that they attended in person and such directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings. Each non-employee director was also entitled to participate in SeaChange's 1996 Non-Employee Director Stock Option Plan, though this plan has been terminated by the Board of Directors in May 2002. In addition, in May 2001, Mr. Olson was granted an option to purchase 5,000 shares of common stock pursuant to SeaChange's Amended and Restated 1995 Stock Option Plan.

Stock Performance Graph

   The following graph compares the change in the cumulative total stockholder return on SeaChange's common stock during the period from the close of trading on December 31, 1996 through January 31, 2002, with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) and a SIC Code Index based on the SeaChange's SIC Code. The comparison assumes $100 was invested on December 31, 1996 in SeaChange's common stock at the $17.00 closing price on that date and in each of the foregoing indices and assumes reinvestment of dividends, if any.

   The following graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of SeaChange under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. The stock price performance shown on the following graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Richmond, Virginia, a source believed to be reliable, but SeaChange is not responsible for any errors or omissions in such information.

     Comparison Of Cumulative Total Return Among SeaChange International,
             Inc., Nasdaq National Market Index and SIC Code Index



                       [CHART]

                               RADIO, TV
             SEACHANGE        COMMUNICATION
        INTERNATIONAL, INC.     EQUIP         NASDAQ MARKET INDEX
        -------------------   -------------   -------------------
1996        100.00             100.00           100.00
1997         27.94              97.63           122.32
1998         24.02             105.56           172.52
1999        207.98             400.35           304.29
2000        224.15             350.28           294.23
2001        155.53             229.71           210.67
2002        167.27             131.47           148.42


Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
C. The Index level for all series was set to 100.0 on December 31, 1996.

                                  PROPOSAL II

             AMENDMENT TO SEACHANGE'S SECOND AMENDED AND RESTATED
                       1996 EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendment

   In May 2002, the Board of Directors adopted an amendment to the Second Amended and Restated 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") which is the subject of this proposal. The Board of Directors has approved and recommends to the stockholders that they approve an amendment to the Stock Purchase Plan that will increase the aggregate number of shares authorized for issuance under the Stock Purchase Plan from 450,000 to 700,000 shares.

   SeaChange's management relies on stock purchases as an essential part of the compensation packages necessary for SeaChange to attract and retain experienced officers and employees. The Board of Directors of SeaChange believes that the proposed amendment is essential to permit SeaChange's management to continue to provide long-term, equity-based incentives to present and future employees.

   The 1996 Employee Stock Purchase Plan was adopted by the Board of Directors on September 6, 1996 and was approved by SeaChange's stockholders on October 25, 1996. The 1996 Employee Stock Purchase Plan was amended and restated on May 29, 1997 to constitute the Amended and Restated 1996 Employee Stock Purchase Plan. The Amended and Restated 1996 Employee Stock Purchase Plan was amended and restated on April 14, 2000 to constitute the Second Amended and Restated 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan", as earlier defined). In May 2002, the Board of Directors adopted the amendment to the Stock Purchase Plan which is the subject of this proposal.

   As of May 22, 2002, only 100,372 shares remained available for issuance under the Stock Purchase Plan. If the increase in the number of shares authorized for issuance under the Stock Purchase Plan is not approved, SeaChange may become unable to provide suitable long-term equity-based incentives to present and future employees.

Description of the Stock Purchase Plan

   The Stock Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of SeaChange and its participating subsidiaries so that they may share in the growth of SeaChange by acquiring or increasing their proprietary interest in the Company. Currently, it is estimated that 446 SeaChange people are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is designed to encourage eligible employees to remain in the employ of SeaChange and its participating subsidiaries. Under the Stock Purchase Plan, payroll deductions are used to purchase common stock for eligible participating employees through the exercise of stock options. The following is a summary of the Stock Purchase Plan.

   The Stock Purchase Plan constitutes an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

   The Stock Purchase Plan is administered by the Board of Directors or a committee which the Board may designate. The Board of Directors, subject to the provisions of the Stock Purchase Plan, has the power to construe the Stock Purchase Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the Stock Purchase Plan as it may deem appropriate. The Board of Directors may from time to time adopt amendments to the Stock Purchase Plan provided that, without the approval of SeaChange's stockholders, no amendment may increase the number of shares that may be issued under the Stock Purchase Plan or change the class of employees eligible to receive options under the Stock Purchase Plan if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code.

   The Stock Purchase Plan may be terminated at any time by the Board of Directors, provided that such termination will not affect options then outstanding under the Stock Purchase Plan. If at any time shares of common stock reserved for issuance under the Stock Purchase Plan remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Stock Purchase Plan will terminate. Upon termination of the Stock Purchase Plan, all payroll deductions not used to purchase common stock will be refunded to Stock Purchase Plan participants without interest.

   As amended, the Stock Purchase Plan would authorize the issuance of up to 250,000 shares of common stock in addition to the 450,000 shares of common stock previously authorized (subject to adjustment for changes in SeaChange's capital stock) pursuant to the exercise of non-transferable options granted to participating employees. The common stock subject to the options under the Stock Purchase Plan includes shares of authorized but unissued common stock and shares of common stock reacquired by SeaChange, including shares purchased in the open market.

   An employee electing to participate in the Stock Purchase Plan must authorize, with respect to a given payment period, an amount (a whole percentage not less than 1% nor more than 10% of the employee's cash compensation, including base pay or salary and any overtime, bonuses or commissions) to be deducted by SeaChange from the employee's pay and applied toward the purchase of common stock under the Stock Purchase Plan. For the duration of the Stock Purchase Plan, the payment periods are defined as the six month periods commencing on June 1 and December 1 and ending on November 30 and May 31, respectively.

   Employees of SeaChange or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than 5 months in any calendar year on or before the first day of a particular payment period, are eligible to participate in the Stock Purchase Plan. An employee may not be granted an option under the Stock Purchase Plan if, after the granting of the option, such employee would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of SeaChange or its subsidiaries. Directors who are not employees of SeaChange may not participate in the Stock Purchase Plan.

   On the first business day of each payment period, SeaChange will grant to each Stock Purchase Plan participant an option to purchase shares of the common stock of SeaChange. On the last day of the payment period, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee's accumulated payroll deductions, on the condition that the employee remains eligible to participate in the Stock Purchase Plan throughout such payment period. In no event, however, may the employee exercise an option granted under the Stock Purchase Plan for more than 1,125 shares during a payment period. If the amount of the accumulated payroll deductions exceeds the aggregate purchase price of 1,125 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee's right to purchase shares of common stock under the Stock Purchase Plan and all other Section 423(b) plans of SeaChange and any subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. Under the terms of the Stock Purchase Plan, the option price is an amount equal to the lesser of:

  . 85% of the average market price of the common stock on the first business day of the payment period; and

  . 85% of the average market price of the common stock on the last business day of the payment period, in either event rounded up to the nearest cent.

   SeaChange will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

   As SeaChange's common stock is quoted on the Nasdaq National Market, for purposes of the Stock Purchase Plan, the term "average market price" on any date means the last reported sale price (on that date) of the common stock on the Nasdaq National Market.

   An employee may enter the Stock Purchase Plan by delivering to SeaChange, at least 10 days before the beginning date of the next succeeding payment period, an authorization:

  . stating the initial percentage to be deducted regularly from the employee's pay;

  . authorizing the purchase of shares of common stock for the employee in each payment period in accordance with the terms of the Stock Purchase Plan; and

  . specifying the exact name or names in which stock purchased for the employee is to be issued.

   Unless an employee files a new authorization or withdraws from the Stock Purchase Plan, the deductions and purchases under the authorization the employee has on file under the Stock Purchase Plan will continue from the initial payment period to succeeding payment periods as long as the Stock Purchase Plan is in effect. Deductions may not be increased or decreased during a payment period.

   An employee may withdraw from the Stock Purchase Plan, in whole but not in part, at any time prior to the last business day of each payment period by delivering a withdrawal notice to SeaChange, in which event SeaChange will refund the entire balance of the employee's deductions not previously used to purchase stock under the Stock Purchase Plan.

   If an employee is not a participant in the Stock Purchase Plan on the last day of the payment period, the employee generally is not entitled to exercise his or her option. An employee's rights under the Stock Purchase Plan generally terminate upon his or her voluntary withdrawal from the Stock Purchase Plan at any time, or when he or she ceases employment because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death, or for any other reason. An employee's employment shall be treated as continuing intact which such employee is on military leave, sick leave or other bona fide leave of absence, for up to 90 days or for so long as the employee's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

   An employee's rights under the Stock Purchase Plan are the employee's alone and may not be transferred to, assigned to, or availed of by, any other person. Any option granted to an employee may be exercised, during the employee's lifetime, only by the employee.

   The proceeds received by SeaChange from the sale of common stock pursuant to the Stock Purchase Plan will be used for general corporate purposes. SeaChange's obligation to deliver shares of common stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares.

   Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction. If a stock purchase option granted under the Stock Purchase Plan expires or terminates for any reason without having been exercised in whole or in part, the unpurchased shares subject thereto may again be available under the Stock Purchase Plan. Unless terminated sooner, the Stock Purchase Plan will terminate at the end of the day on December 31, 2006.

Federal Income Tax Consequences

   The following summarizes certain United States federal income tax considerations for employees participating in the Stock Purchase Plan and certain tax effects to SeaChange. The summary, however, does not address every situation that may result in taxation. For example, it does not discuss foreign, state, or local taxes, or any of the tax implications arising from a participant's death. The summary is not intended as a substitute for careful tax planning, and each employee is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences (federal, state and local) of exercising his or her rights under the Stock Purchase Plan. The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Internal Revenue of Code of 1986, as amended, are not applicable to the Stock Purchase Plan.

   The amounts deducted from an employee's pay under the Stock Purchase Plan are included in the employee's compensation subject to United States federal income tax, and SeaChange will withhold taxes on these amounts. Generally, an employee will not recognize any additional income at the time options are granted pursuant to the Stock Purchase Plan or at the time the employee purchases common stock under the Stock Purchase Plan. An employee may recognize additional income, however, when he or she disposes of such stock.

   If an employee disposes of common stock purchased pursuant to the Stock Purchase Plan within two years after the first business day of the payment period in which such stock was purchased, the employee will recognize ordinary compensation income (i.e., not capital gain income) at the time of such disposition in an amount equal to the excess of the fair market value of the stock on the day the stock was purchased over the purchase price the employee paid for the stock. In addition, the employee generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and his or her basis in the stock (that is, his or her purchase price plus the amount taxed as ordinary compensation income). If the employee's holding period with respect to such shares exceeds one year, such gain or loss will be long-term capital gain or loss.

   If an employee disposes of common stock purchased pursuant to the Stock Purchase Plan more than two years after the first business day of the payment period in which such stock was purchased, the employee will recognize ordinary compensation income at the time of such disposition in an amount equal to the lesser of:

  . the excess of the fair market value of the stock measured at the time of such disposition over the amount paid for the stock; and

  . approximately 15% of the fair market value of the stock measured as of the first business day of the payment period in which the stock was purchased.

   In addition, the employee generally will recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the stock and his or her basis in the stock (that is, his or her purchase price plus the amount, if any, taxed as ordinary compensation income).

   The maximum rate of tax on ordinary compensation income and short-term capital gain (i.e., gain on capital assets held for one year or less) is currently 38.6%, though this rate is scheduled to decline for tax years beginning after 2003. Currently, the maximum rate of tax on long-term capital gain (i.e., gain on capital assets held for longer than one year) is generally 20%. The rate for long-term capital gain on shares held for more than five years is generally 18% if the shares are acquired pursuant to an option granted after December 31, 2000.

   If an employee disposes of common stock purchased pursuant to the Stock Purchase Plan within two years after the first business day of the payment period in which such stock was purchased, SeaChange generally will be entitled to a deduction for United States federal income tax purposes in an amount equal to the ordinary compensation income recognized by the employee as a result of the disposition. If an employee disposes of common stock purchased pursuant to the Stock Purchase Plan more than two years after the first business day of the payment period in which such stock was purchased, SeaChange will not receive any deduction for United States federal income tax purposes with respect to such stock.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                           AMENDMENT TO SEACHANGE'S
         SECOND AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

                                  ACCOUNTANTS

   The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent accountants, to serve as auditors for the fiscal year ending January 31, 2003. PricewaterhouseCoopers LLP has served as SeaChange's independent accountants since 1993. It is expected that a member of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

   The following table details aggregate fees billed for fiscal year 2002 to SeaChange for:

  . professional services rendered for the audit of the annual consolidated financial statements of SeaChange for fiscal year 2002 and the reviews of SeaChange's quarterly consolidated financial statements;

  .   financial information systems design and implementation; and

  .   all other services.

                    Services                             Aggregate Fees Billed
                    --------                             ---------------------
  Audit.................................................       $177,000
  Financial Information System Design and Implementation       $     --
  Other*................................................       $367,000

--------
*  Includes fees billed for:
  . audit-related services of $160,000 for the audit of SeaChange's pensions and savings plans, foreign statutory audits and SeaChange's equity offering and related SEC filings; and
  .   tax planning and compliance services of $179,000.

   The Audit Committee of the Board of Directors has considered whether the provision of the services by PricewaterhouseCoopers LLP covered by the caption "Other" in the above-table is compatible with PricewaterhouseCoopers LLP independence and has concluded that it is.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received no later than the close of business on January 31, 2003 at SeaChange's principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Under the By-Laws of SeaChange, stockholders who wish to make a proposal at the 2003 Annual Meeting--other than one that will be included in SeaChange's proxy materials--must notify SeaChange no earlier than January 1, 2003, and no later than January 31, 2003. If a stockholder who wishes to present a proposal fails to notify SeaChange by January 31, 2003, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the By-Laws of SeaChange, the proposal is brought before the meeting, then under the SEC's proxy rules the proxies solicited by management with respect to the 2003 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

                           EXPENSES AND SOLICITATION

   All costs of solicitation of proxies will be borne by SeaChange. In addition to solicitations by mail, certain of SeaChange's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of SeaChange may also be made of some stockholders in person or by mail, telephone, facsimile or e-mail following the original solicitation. SeaChange has retained Mellon Investor Services LLC of East Hartford, Connecticut to assist in the solicitation of proxies at a cost estimated not to exceed $7,500.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SeaChange's directors, executive officers and holders of more than 10% of SeaChange's common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of SeaChange. Such persons are required by regulations of the SEC to furnish SeaChange with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended January 31, 2002 and written representations from certain Reporting Persons, SeaChange believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 31, 2002, except that Mr. Boone, previously one of the company's executive officers, failed to timely report one transaction and Mr. Styslinger failed to timely report one transaction.

                                                                      Appendix A
                                                                      ----------

                          SEACHANGE INTERNATIONAL, INC.

                           SECOND AMENDED AND RESTATED
                       1996 EMPLOYEE STOCK PURCHASE PLAN*

Article 1 - Purpose.
-------------------

     This Second Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of SeaChange International, Inc. (the "Company"), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of
Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Article 2 - Administration of the Plan.
--------------------------------------

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

Article 3 - Eligible Employees.
------------------------------

     All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year shall be eligible to receive options under the Plan to purchase Common Stock (as defined herein), and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article
5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are

----------------
* Numbers used herein reflect the amendment to the Second Amended and Restated 1996 Employee Stock Purchase Plan approved by the Board of Directors in May 2002.

granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 - Stock Subject to the Plan.
-------------------------------------

     The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 700,000, subject to adjustment as provided in
Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 - Payment Period and Stock Options.
--------------------------------------------

     Prior to May 1, 2000, Payment Periods shall consist of the six-month periods commencing on May 1 and November 1 and ending on October 31 and April
30. The Payment Period commencing May 1, 2000 shall extend for the seven-month period from May 1, 2000 to November 30, 2000. Thereafter and for the remainder of the duration of the Plan, Payment Periods shall consist of the six-month periods commencing on June 1 and December 1 and ending on November 30 and May 31.

     Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last business day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1125 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last business day of such Payment Period. If the participant's accumulated payroll deductions on the last business day of the Payment Period would enable the participant to purchase more than 1125 shares except for the 1125-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1125 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares subject to options and the Option Price shall be subject to adjustment as provided in Article 12.

     For purposes of the Plan, the term "average market price" on any date means
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported on the Nasdaq National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     For purposes of the Plan, the term "business day" means a day on which there is trading on the Nasdaq National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts.

     No employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last business day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 - Exercise of Option.
------------------------------

     Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1125-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last business day of a Payment Period, he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

Article 7 - Authorization for Entering the Plan.
-----------------------------------------------

     An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

     A. Stating the percentage to be deducted regularly from the employee's pay;

     B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

     C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

     Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

     The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8 - Maximum Amount of Payroll Deductions.
------------------------------------------------

     An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee's total compensation, including base pay or salary and any overtime, bonuses or commissions.

Article 9 - Change in Payroll Deductions.
----------------------------------------

     Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

Article 10 - Withdrawal from the Plan.
-------------------------------------

     An employee may withdraw from the Plan (in whole but not in part) at any time prior to the last business day of a Payment Period by delivering a withdrawal notice to the Company, in which event the Company shall promptly refund the entire balance of the employee's deductions not previously used to purchase stock under the Plan.

     To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11 - Issuance of Stock.
------------------------------

     Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

     Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12 - Adjustments.
------------------------

     Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

     A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

     B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

     If the Company is to be consolidated with or acquired by another entity (x) in a merger, consolidation or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or resulting entity,
(y) a sale of all or substantially all of the Company's assets or (z) otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the

Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 1125-share, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

     The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 - No Transfer or Assignment of Employee's Rights.
-----------------------------------------------------------

     An option granted under the Plan may not be transferred or assigned and may be exercised only by the participant.

Article 14 - Termination of Employee's Rights.
---------------------------------------------

     Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

Article 15 - Termination and Amendments to Plan.
-----------------------------------------------

     Unless terminated sooner as provided below, the Plan shall terminate on December 31, 2006. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

     The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan, or (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code.

Article 16 - Limits on Sale of Stock Purchased under the Plan.
-------------------------------------------------------------

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON STOCK.

Article 17 - Participating Subsidiaries.
---------------------------------------

     The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18 - Optionees Not Stockholders.
---------------------------------------

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 - Application of Funds.
---------------------------------

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 - Notice to Company of Disqualifying Disposition.
-----------------------------------------------------------

     By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21 - Withholding of Additional Income Taxes.
---------------------------------------------------

     By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 - Governmental Regulations.
-------------------------------------

     The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 - Governing Law.
--------------------------

     The validity and construction of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Article 24 - Approval of Board of Directors and Stockholders of the Company.
---------------------------------------------------------------------------

     The 1996 Employee Stock Purchase Plan was adopted by the Board of Directors on September 6, 1996 and was approved by the stockholders of the Company on October 25, 1996. The 1996 Employee Stock Purchase Plan was amended and restated on May 29, 1997 to constitute the Amended and Restated 1996 Employee Stock Purchase Plan. The Amended and Restated 1996 Employee Stock Purchase Plan was amended and restated on April 14, 2000 to constitute the Plan.

                         SEACHANGE INTERNATIONAL, INC.

           Annual Meeting of Stockholders to be held on July 17, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints William C. Styslinger, III and William L. Fiedler and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of SeaChange International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of SeaChange to be held on July 17, 2002, at 10:00 a.m. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 31, 2002, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                              Please mark
                                                              your vote as  [X]
                                                              indicated in
                                                              this example


1.   To elect one (1) Class III Director to serve for a three year term.

     Nominee: 01 Carmine Vona

          FOR        WITHHELD

          [_]          [_]

     _____________________________________
     For the nominee except as noted above

2. To increase the number of shares of common stock of SeaChange available for issuance under the Second Amended and Restated 1996 Employee Stock Purchase Plan, from 450,000 to 700,000.

          FOR         AGAINST       ABSTAIN

          [_]          [_]            [_]


     I/We will attend the meeting.

          YES          NO

          [_]          [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [_]

___________________________________________

___________________________________________

___________________________________________

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR AND FOR THE INCREASE IN THE SHARES AVAILABLE FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN.


Signature _________________   Signature __________________   Date _____________

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A company or partnership must sign its full name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


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Internet
http://www.eproxy.com/seac
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

***************************
Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

***************************
Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.